GameStop Announces Purchase of Bitcoin
GRAPEVINE, Texas, May 28, 2025 (BUSINESS WIRE) —GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced that it has purchased 4,710 Bitcoin.

Contacts
GameStop Investor Relations
817-424-2001
ir@gamestop.com
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